Exhibit 99.1



Report of Independent Registered Public Accounting Firm

To the Board of Directors of
New Century Energy Corp.

We have audited the accompanying balance sheet of the Acquired Mineral Interests of the Mustang Creek Assets as of December 31, 2005, and the related statements of operations and owners' net investment, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Mineral Interests of the Mustang Creek Assets (First Acquisition) as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

On April 28, 2006, with an effective date of December 1, 2005, New Century Energy Corp.'s recently formed subsidiary, Gulf Coast Oil Corporation ("Gulf Coast") acquired working and revenue interests in 11 oil wells and one gas well, as further described in Note 1 ("First Acquisition"). On June 30, 2006, with an effective date of December 1, 2005, Gulf Coast acquired additional working and revenue interests in the Mustang Creek Assets ("Second Acquisition"), as discussed in Note 5.

HELIN, DONOVAN, TRUBEE & WILKINSON, LLP


Houston, Texas
June 30, 2006


                           Gulf Coast Oil Corporation
                   (a subsidiary of New Century Energy Corp.)
               Acquired Mineral Interests in Mustang Creek Assets
                                 Balance Sheets

                                                    March 31,     December 31,
                                                      2006           2005
ASSETS                                            <unaudited>
Current assets:
  Accounts receivable                              $ 1,066,021    $   488,246
                                                   -----------    -----------
     Total current assets                            1,066,021        488,246
                                                   -----------    -----------

Oil and gas properties                               8,110,247      6,965,895
  Less: Accumulated depreciation
        and depletion                               (1,326,857)      (642,090)
                                                   -----------    -----------
     Total oil and gas properties                    6,783,390      6,323,805
                                                   -----------    -----------

Total assets                                       $ 7,849,411    $ 6,812,051
                                                   ===========    ===========

LIABILITIES AND OWNERS' NET INVESTMENT

Current liabilities
  Accounts payable                                 $   436,412    $   879,003
  Asset retirement obligation                           10,854            681
                                                   -----------    -----------
Total liabilities                                      447,266        879,684
                                                   -----------    -----------
Contingencies <Note 4>                                       -              -
                                                   -----------    -----------
Owners' net investment                               7,402,145      5,932,367
                                                   -----------    -----------
Total liabilities and owners' net investment       $ 7,849,411    $ 6,812,051
                                                   ===========    ===========


                 See accompanying Notes to Financial Statements and Report of Independent Registered Public Accounting Firm


                           Gulf Coast Oil Corporation
                   (a subsidiary of New Century Energy Corp.)
               Acquired Mineral Interests in Mustang Creek Assets
              Statements of Operations and Owners' Net Investment
           For the Quarters Ended March 31, 2006 and 2005 (Unaudited)
                 And the Years Ended December 31, 2005 and 2004



                                  March 31,         March 31,       December 31,      December 31,
                                    2006             2005             2005               2004
                                 (unaudited)      (unaudited)
Revenues:
     Natural gas sales             $ 334,256       $        0       $ 404,891       $        0
     Oil sales                     2,827,175                0       3,235,644                0
                                  ----------        ---------        --------       ----------
        Total revenues             3,161,431                0       3,640,535                0
                                  ----------        ---------      ----------       ----------
Costs and expenses:

     Costs of production             324,889          215,783        899,616         1,981,039
     Depreciation and depletion      684,767                0        642,090                 0
                                  ----------        ---------      ----------       ----------
        Total costs and expenses   1,009,656          215,783       1,541,706        1,981,039
                                  ----------        ---------      ----------       ----------
Net income                         2,151,775         (215,783)       2,098,829      (1,981,039)

Owners' net investment:

Balance, beginning of period       5,932,367              291             291                0
     Owners' contributions         1,134,179          353,883       6,933,453        1,981,330
     Net income                    2,151,775         (215,783)      2,098,829       (1,981,039)
     Owners' distributions        (1,816,176)        (219,408)     (3,100,206)               0
                                  ----------        ---------      ----------       ----------
Balance, end of period            $7,402,145       $  (81,017)     $5,932,367        $     291
                                  ==========        =========      ==========       ==========


                 See accompanying Notes to Financial Statements and Report of Independent Registered Public Accounting Firm


                           Gulf Coast Oil Corporation
                   (a subsidiary of New Century Energy Corp.)
               Acquired Mineral Interests in Mustang Creek Assets
                            Statements of Cash Flows
           For the Quarters ended March 31, 2006 and 2005 (Unaudited)
                 And the Years ended December 31, 2005 and 2004


                                              March 31,      March 31       December 31,    December 31,
                                                2006           2005            2005            2004
                                             (unaudited)   (unaudited)
Cash flows from operating activities:
   Net income(loss)                           2,151,775      (215,783)       2,098,829      (1,981,039)
   Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
   Depreciation and depletion                   684,767             0          642,090                0
   Changes in:
      Accounts receivable                      (577,775)            0         (488,246)               0
      Accounts payable                         (442,591)      435,191          847,533           31,470
                                              ---------    ----------     ------------      -----------
Net cash provided by (used in)
   operating activities                       1,816,176       219,408        3,100,206       (1,949,569)
                                              ---------    ----------     ------------      -----------
Cash flows from investing activities:
  Capital expenditures for gas properties    (1,134,179)     (353,883)      (6,933,453)         (31,761)
                                              ---------    ----------     ------------      -----------
Net cash used in investing activities        (1,134,179)     (353,883)      (6,933,453)         (31,761)
                                              ---------    ----------     ------------      -----------
Cash flow from financing activities:
   Owners' contributions                      1,134,179       353,883        6,933,453        1,981,330
   Owners' distributions                     (1,816,176)     (219,408)      (3,100,206)               0
                                              ---------    ----------     ------------      -----------

Net cash provided by (used in)
   financing activities                        (681,997)       134,475       3,833,247        1,981,330
                                              ---------    -----------    ------------      -----------
  Net change in cash                                  0              0               0                0
Cash, beginning of period                             0              0               0                0
                                              ---------    -----------    ------------      -----------
Cash, end of period                           $       0    $         0    $          0      $         0
                                              =========    ===========    ============      ===========


                   See accompanying Notes to Financial Statements
             and Report of Independent Registered Public Accounting Firm

                            Gulf Coast Oil Corporation
                 (a subsidiary of New Century Energy Corp.)
                 Acquired Mineral Interests in Mustang Creek Assets
                          Notes to Financial Statements

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES

     Nature of Business and Basis of Presentation

     On April 28, 2006 (the "Closing Date"), the Company's newly formed wholly owned subsidiary, Gulf Coast Oil Corporation ("Gulf Coast"), entered into an Asset Purchase Agreement ("Asset Purchase Agreement") and closed the purchase of certain undivided interests in producing properties as well as undeveloped oil and gas mineral leases totaling 9,167 acres and other related assets and contracts in McMullen County, Texas , from Manti Resources, Inc., a Texas corporation, Manti Operating Company, a Texas corporation and Manti Mustang Creek, Ltd., a Texas limited partnership (collectively "Manti"). Gulf Coast acquired a 93.75% working interest in 10 oil wells and one gas well, a 70.31% working interest in one additional oil well and revenue interests of 72.19% in 9 of the wells and 41.01% and 70.80% percent in the other two wells (collectively "Mustang Creek Assets"), as summarized in the following table showing before and after payout ownership percentages.

Schedule of Acquired Wells and Mineral Interests in Mustang Creek Assets

                                 BEFORE  PAYOUT              AFTER PAYOUT
                             WORKING    NET REVENUE       WORKING    NET REVENUE
WELL NAME                   INTEREST      INTEREST       INTEREST      INTEREST
-------------------------   --------     ----------     ---------     ----------
HODDE #1                    0.937500     0.72187500     0.8750000     0.67375000
DOUBLE K #2                 0.937500     0.72187500     0.8750000     0.67375000
DOUBLE K #3                 0.937500     0.72187500     0.8750000     0.67375000
KASSNER #1                  0.937500     0.72187500     0.8750000     0.67375000
KASSNER #2                  0.937500     0.72187500     0.8750000     0.67375000
TYLER RANCH UNIT WELL #1    0.937500     0.72539062     0.8750000     0.67703125
PEACOCK #1                  0.937500     0.72187500     0.8750000     0.67375000
POWERS-SWAIM UNIT WELL #1   0.937500     0.72187500     0.8750000     0.67375000
SWAIM 58-1                  0.937500     0.72187500     0.8750000     0.67375000
WHEELER #1                  0.703125     0.41015620     0.6562500     0.38281250
RABKE/MASPERO UNIT #1       0.937500     0.72539062     0.8750000     0.67703125
CAJUN CAPER UNIT #1         0.937500     0.70797330     0.8750000     0.66077508

     "After Payout" means that point in time when the cumulative proceeds received from the wells drilled on the Mustang Creek Project Area equal the cumulative acquisition costs, exploration and development costs, and operating expenses attributable to all such Wells that were incurred and paid. Payout occurred for Manti at the closing on April 28, 2006, when Manti received the total Sale Proceeds from Gulf Coast Oil Corporation and in effect recovered the balance of the cumulative Costs associated with the Mustang Creek project. When Payout occurred, J&P Family Properties, Ltd., and Lara Energy, Inc.'s working interests increased by 3.125%, respectively or a combined total of 6.250%. Upon Payout to Manti, Manti's working interest was reduced by 6.25% in each well acquired, except the Wheeler #1 Well, where Manti's interest was reduced by 4.6875%.

     The purchase price of the Mustang Creek Assets was $33,000,000. The effective date of the Asset Purchase Agreement, for the purposes of the receipt of proceeds from the sale of hydrocarbon reserves was December 1, 2005. The first expenditures related to the project were incurred in August 2004. The Mustang Creek Asset began producing in July 2005.

     The accompanying financial statements are presented using the accrual basis of accounting and are derived from the historical accounting records of Manti, the seller of the property. These financial statements have been prepared on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the Mustang Creek Assets (First Acquisition). Accordingly, Owners' Net Investment is presented in the place of Stockholders' Equity.

     The accompanying financial statements include allocations of certain corporate services provided by the operator's, Manti Resources, Inc., management, including finance, legal, information systems, and human resources and fixed overhead. These allocations are included in the Costs of Production caption in the accompanying Statements of Operations. Gulf Coast does not anticipate increasing personnel or acquiring new systems in connection with this acquisition.


                                 March 31,        March 31,    December 31,    December 31,
                                   2006            2005            2005           2004
                                <unaudited>     <unaudited>
Corporate services provided
  by Manti Resources, Inc.      $   12,857      $         0    $   16,981      $          0
                                ==========      ===========    ==========      ============

     The accompanying unaudited financial statements of the Mustang Creek Assets as of March 31, 2006, the most recent interim period to the Closing Date of the acquisition of the Mustang Creek Assets, and the comparable period ended March 31, 2005, are presented on the same basis as the audited financial statements, and contain all adjustments, which in the opinion of management are necessary for a fair presentation of the results for the interim periods. Results for the interim periods are not necessarily indicative of results for the full year.

     Accounting Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Mustang Creek Assets do not maintain their own bank account and accordingly, all cash receipts and disbursements flow through the Owner's Net Investment account in the accompanying financial statements.

     Revenue Recognition

     Revenues from the sale of oil and natural gas are recorded upon the passage of title, which generally occurs upon shipment of the oil and natural gas to the pipeline company.

     Receivables

     Trade receivables are recorded in the balance sheet at their outstanding balances, adjusted for an allowance for doubtful accounts, as considered necessary. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer. Receivable balances are charged off in the period in which they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. No allowance for doubtful accounts was considered necessary as of March 31, 2006 and December 31, 2005.

     Oil and Gas Properties

     The Mustang Creek Assets use the successful efforts method of accounting for their oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

     Unproved oil and gas properties are periodically assessed, in the aggregate, for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

     Upon the sale or retirement of oil and gas properties, the cost and related accumulated depreciation and depletion are eliminated from the property accounts and the resultant gain or loss is recognized.

     Payables

     Trade payables are recorded in the balance sheet at their outstanding balances. Payable balances consist of leasehold costs, intangible drilling costs, equipment costs, intangible completion costs and lease operating expenses incurred but unpaid. The payables are released as they are offset against the related month's receipts.

     Asset Retirement Obligation

     The fair value of the asset retirement obligation is recognized in the period in which the liability is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations primarily relate to the future abandonment of oil and gas producing facilities. Asset retirement obligations include costs to dismantle and relocate wells and related structures, and restoration costs of land, including those leased. Depreciation of capitalized asset retirement cost and accretion of the asset retirement obligation are recorded over time. The depreciation on the capitalized asset will be determined on a unit-of-production basis, while the accretion of the liability will be recognized over the life of the producing assets.

     Income  Taxes

     As the Mustang Creek Assets do not represent a separate legal and taxable entity, no income taxes have been provided in the accompanying financial statements.

     Risks  and  Uncertainties

     The Mustang Creek Assets' operator, Manti Resources, Inc., is in McMullen County, Texas, and its business is subject to varying degrees of risk and uncertainties.

NOTE  2  -  OIL AND GAS PROPERTIES

     The Mustang Creek Assets are comprised of the following oil and gas properties:

                                                     March 31,     December 31,
                                                       2006           2005
                                                   <unaudited>

Property
  Proved oil and gas properties                    $1,183,307     $1,183,307
  Wells and related equipment                       6,916,086      5,781,907
  Asset retirement obligation                          10,854            681
                                                   ----------      ---------
                                                    8,110,247      6,965,895
  Less: Accumulated depreciation
        and depletion                              (1,326,857)      (642,090)
                                                   ----------      ---------
Oil and gas properties, net                        $6,783,390     $6,323,805
                                                    =========      =========

     There are no impairments of oil and gas properties at March 31, 2006 or December 31, 2005.

NOTE 3 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

     Capitalized costs relating to oil and gas producing activities during the year ended December 31, 2005 were as follows:

                                                                      2005
                                                                   ----------
Proved properties                                                  $1,183,307
Unproved properties                                                         -
Wells and related equipment and facilities                          5,782,588
                                                                   ----------
                                                                    6,965,895
Less accumulated depreciation, depletion,
  amortization and impairment                                        (642,090)
                                                                   ----------
Net capitalized costs                                              $6,323,805
                                                                   ==========

     Costs incurred in oil and gas property, acquisition, and development activities during the three months ended March 31, 2006 and the year ended December 31, 2005 were as follows:

                                                    2006              2005
                                                ----------         ----------
Proved                                          $        -         $1,183,016
Unproved                                                 -                  -
Exploration costs                                        -                  -
Development costs                                 1,134,179         5,740,437
                                                ----------         ----------
Total costs incurred for property acquisition,
exploration, and development activities         $ 1,134,179        $6,933,453
                                                ===========        ==========

Reserve information -

     The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the Mustang Creek Assets' reserves. Management of the Mustang Creek Assets emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Mustang Creek Assets' reserves are located in the United States.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

     The proved and proved developed reserve quantities as of December 31, 2005 and the changes in those reserve quantities during the year ended December 31, 2005 are as follows:

                                    Oil (Bbls)                 Gas (Mcf)
                                   -----------                -----------
                                   December 31,               December 31,
                                      2005                        2005

Proved reserves:
     Beginning of period                    -                          -
     Extensions and discoveries       883,097                    277,291
     Production                      ( 54,356)                  ( 38,974)
                                   ----------                  ---------
     End of period                    828,741                    238,317
                                   ==========                  =========
Proved developed reserves:
     Beginning of period                    -                          -
                                   ==========                  =========
     End of period                    729,945                    238,317
                                   ==========                  =========

     The standardized measure of discounted future net cash flows is computed by applying period-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures
(based on period-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

     The standardized measures of discounted future net cash flows at December 31, 2005 were as follows:

                                                    December 31,
                                                        2005

Future cash inflows                                 $57,426,338
Future production costs                              (8,656,966)
Future development costs                               (995,906)
Future income tax expense                           (16,242,978)
                                                     ----------
     Future net cash flows                           31,530,488

10% annual discount for estimating
   timing of cash flow                               (7,769,112)
                                                     ----------
Standardized measures of discounted
   future net cash flows relating to
   oil and gas reserves                             $23,761,376
                                                     ==========

     The following reconciles the change in the standardized measure of discounted future net cash flows during the year ended December 31, 2005:

                                                    December 31,
                                                        2005
Beginning of period                                 $         -
Net change due to extensions, discoveries, and
 improved recovery                                   23,644,369
Sales of gas, net of production costs                (2,740,919)
Accretion of discount                                 1,926,013
Change in income tax expense                            931,913
                                                    -----------
End of period                                       $23,761,376
                                                    ===========

NOTE  4  -  CONTINGENCIES

     In the ordinary course of business, the Mustang Creek Assets could be subject to various claims and litigation. Management will vigorously defend its legal position if and when these matters arise. Operator's insurance coverage is maintained which management believes is adequate to provide against a material loss in the event of an unfavorable outcome.

NOTE 5 - SUBSEQUENT EVENTS

     On June 30, 2006, New Century Energy Corp. (the "Company," "we," "us"), entered into an Asset Purchase Agreement and closed the purchase of all oil and gas interests in McMullen County, Texas, owned by LARA Energy, Inc. and J&P Family Properties, Ltd. ("the Sellers"), which interests total a 12.5% working interest in certain developed and undeveloped oil and gas mineral leases totaling 9,167 acres in McMullen County, Texas. The purchase price of the interests is $4,450,000. The effective date of the purchase is December 1, 2005. As a result of the June 2006 Asset Purchase Agreement, Gulf Coast now holds a 100% working interest in the producing properties and undeveloped oil and gas mineral leases totaling 9,167 acres in McMullen County, Texas, other than one well on such property, in which Gulf Coast holds a 75% working interest

     On June 30, 2006, New Century Energy Corp.'s (the "Company," "we," "us," and "our") newly formed subsidiary, Gulf Coast Oil Corporation, a Delaware corporation ("Gulf Coast") entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the "June 2006 Securities Purchase Agreement" and "Laurus"), whereby Gulf Coast sold Laurus a Secured Term Note in the amount of $5,000,000 (the "June 2006 Gulf Coast Note"). In connection with the June 2006 Securities Purchase Agreement, Gulf Coast also entered into an Amended and Restated Mortgage, a Collateral Assignment; an Amended and Restated Secured Term Note, and a Reaffirmation and Ratification Agreement. Also, in connection with Gulf Coast's entry into the June 2006 Securities Purchase Agreement, we and
Century Resources, Inc., our wholly owned Delaware subsidiary ("Century") entered into a Reaffirmation and Ratification Agreement with Laurus (the "New Century Reaffirmation Agreement").

     The June 2006 Gulf Coast Note bears interest at the rate of 17.5% per year, which unpaid principal and unpaid accrued interest, if any, shall be due and payable on October 30, 2009 (the "Maturity Date"). The accrued interest on the June 2006 Gulf Coast Note shall be payable monthly, in arrears, commencing on July 1, 2006. Additionally, amortizing payments of the principal amount due under the June 2006 Gulf Coast Note are due July 1, 2006, and each succeeding month thereafter including the Maturity Date (each an "Amortization Amount").

     Each monthly Amortization Amount will be equal to the product of (i) one-eighth (.125) times (ii) eighty percent (80%) of the gross proceeds paid to Gulf Coast in respect of all oil, gas and/or other hydrocarbon production in which Gulf Coast has an interest less (i) the reasonable ordinary day to day expenses associated with Gulf Coast's operation of the leases, wells and equipment and (ii) Gulf Coast's reasonable estimate of its federal income tax liability.

     The Amended and Restated Secured Term Note with Laurus, which amended and restated the terms of Gulf Coast's $40,000,000 Secured Term Note entered into with Laurus in April 2006 (collectively, the "Gulf Coast Note"). The Amendment to the Gulf Coast Note, amended the monthly Amortization Amount (as defined below) which was to be paid under the Gulf Coast Note, from 80% of the gross proceeds paid to Gulf Coast in connection with all of Gulf Coast's oil, gas and/or other hydrocarbon production, to .875 times 80% of such production, to allow for the remaining 12.5% of 80% of Gulf Coast's production to be paid to Laurus in connection with Amortization Amounts due on the June 2006 Gulf Coast Note, as described above.

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